Bonanza Creek Energy Announces
First Quarter 2017 Financial Results and Operating Outlook

•	First quarter production volumes averaged 17.6 MBoe per day

•	Quarterly GAAP net loss of $1.91 per diluted share; adjusted net loss(1) of $0.00 per diluted share

•	Quarterly GAAP cash provided by operating activities of $15.7 million; adjusted EBITDAX(1) of $26.3 million

•	Expects to commence drilling and completion operations in the Wattenberg around June 1, 2017

(1)	Non-GAAP measure, see attached Reconciliation Schedules.

DENVER, May [_], 2017 – Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company") today announces its first quarter 2017 financial and operating outlook.

First Quarter 2017 Results

For the first quarter of 2017, the Company reported average daily production of 17.6 MBoe per day, a 28% decrease from the first quarter of 2016, and a 4% sequential decrease from the fourth quarter of 2016. The reduction in production volumes is a result of having no drilling and completion activity during the previous four quarters. Product mix for the first quarter of 2017 was 52% oil, 22% NGLs, and 26% natural gas.

Net revenue for the first quarter of 2017 was $52.6 million, compared to $44.2 million for the first quarter of 2016. Crude oil accounted for approximately 76% of total revenue. Differentials for the Company's Rocky Mountain oil production during the quarter averaged approximately $4.47 per Bbl. Corporate average realized prices for the first quarter of 2017 are presented below.

Average Realized Prices
Three Months Ended March 31, 2017
Oil (per Bbl)	48.59
Gas (per Mcf)	2.73
NGL (per Bbl)	17.01
Boe (Per Boe)	33.26

LOE for the first quarter of 2017 was $9.9 million, or $6.28 per Boe, compared to $13.3 million or $6.01 per Boe in the first quarter of 2016. Throughout 2016 and into 2017, the Company has executed on multiple cost saving initiatives, which have resulted in an absolute LOE reduction of 25%.

Below is a breakout of the Company's regional LOE and gas plant and midstream operating expense for the first quarter of 2017.

Production Expense
	Three Months Ended March 31, 2017
	Rocky Mountain		Mid-Continent		Total Company
	($M)	($/Boe)	($M)	($/Boe)	($M)	($/Boe)
Lease operating expense	$6,917	$5.47	$3,008	$9.56	$9,925	$6.28
Gas plant and midstream operating expense	$1,281	$1.01	$1,424	$4.53	2,705	$1.71
Total	$8,198	$6.48	$4,432	$14.09	$12,630	$7.99

The Company's general and administrative expense was $12.1 million for the first quarter of 2017, a 32% decrease from the first quarter of 2016. The decrease in expense from the prior year is due to a work-force reorganization in the first quarter of 2016 that resulted in reduced employee headcount.

As the Company emerged from Chapter 11 bankruptcy subsequent to the end of the quarter, Bonanza Creek's first quarter 2017 results will be the last full quarter of accounting reflecting the Company, pre-emergence. Fresh start accounting will begin on May 1, 2017 and will be reflected in the Company's second quarter results.

Operational Outlook

On April 28, 2017, the Company emerged from its Chapter 11 bankruptcy proceeding. As a part of the restructuring, the Company received $207.5 million in new capital from a rights offering and pursuant to a settlement agreement with certain equity holders. The new capital provided liquidity for the Company to resume its drilling and completion activities. The Company plans to commence drilling operations in June 2017. The Company also plans to begin completing four previously drilled, but uncompleted wells later this month. Upon approval of the 2017 capital program by the new Board of Directors, the Company will provide guidance for the remainder of 2017 and communicate additional details around its longer term development and strategy.

Regulatory Environment

As a result of a recent incident with a home explosion in Firestone, Colorado, the Colorado Oil and Gas Conservation Commission ("COGCC") issued additional regulations to document and inspect all flow lines and verify that all existing flow lines not in use are properly abandoned. In addition, flow lines within 1,000 feet of inhabited buildings must be pressure tested by the end of the second quarter of 2017. Due to the rural nature of the Company's acreage position, there are very few wells and flow lines that are proximate to inhabited structures. The Company's nearest well to an inhabited structure is approximately 400 feet and the Company has 44 wells within 1,000 feet of inhabited structures that would be affected by this new regulation. The Company confirmed that it has very few flow lines that have been abandoned and relocated on its acreage and does not have any subdivision development on or near any of its plugged and abandoned wells or flow lines. In addition, the Company annually tests its flow lines and successfully completed an audit of these results by the COGCC in 2016. The Company expects to meet or exceed all additional regulations to ensure the health and safety of the communities in which it operates.
Bonanza Creek has consistently been regarded as a best-in-class operator by the COGCC with regard to health and safety and was awarded an "outstanding operations" award by the Commission in both 2015 and 2016.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United

States. The Company’s assets and operations are concentrated primarily in the Rocky Mountain region in the Wattenberg Field, focused on the Niobrara and Codell formations, and in southern Arkansas, focused on oily Cotton Valley sands. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and updated 2017 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 16, 2017, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
James R. Edwards
Director - Investor Relations
720-440-6136
jedwards@bonanzacrk.com

Schedule 1: Statement of Operations
(in thousands, expect for per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016
Operating net revenues:
Oil and gas sales	$52,559	$44,174
Operating expenses:
Lease operating expense	9,925	13,298
Gas plan and midstream operating expense	2,705	3,789
Severance and ad valorem taxes	4,319	3,154
Exploration	3,407	266
Depreciation, depletion and amortization	21,212	26,379
Impairment of oil and gas properties	—	10,000
Abandonment and impairment of unproved properties	—	6,906
Unused commitments	993	—
General and administrative (including $1,725 and $3,004, respectively, of stock-based compensation)	12,094	17,685
Total operating expenses	54,655	81,477
Loss from operations	(2,096)	(37,303)
Other income (expense):
Derivative loss	—	(1,007)
Interest expense	(4,568)	(14,547)
Reorganization items, net	(89,003)	—
Gain on termination fee	—	6,000
Other income (loss)	1,391	(380)
Total other expense	(92,180)	(9,934)
Net Loss	$(94,276)	$(47,237)

Basic net loss per common share	$(1.91)	$(0.96)

Diluted net loss per common share	$(1.91)	$(0.96)

Basic weighted-average common shares outstanding	49,452	49,131

Diluted weighted-average common shares outstanding	49,452	49,131

•
The Company follows the two-class method when computing the basic and diluted loss per share, which allocates earnings between common shareholders and participating securities. Please refer to Note 10 – Earnings per Share in the Form 10-Q, for a detailed calculation.

Schedule 2: Statement of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(94,276)	$(47,237)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	21,212	26,379
Non-cash reorganization items	57,341	—
Impairment of oil and gas properties	—	10,000
Abandonment and impairment of unproved properties	—	6,906
Well abandonment costs and dry hole expense	2,701	232
Stock-based compensation	1,725	3,004
Amortization of deferred financing costs and debt premium	—	608
Derivative loss	—	1,007
Derivative cash settlements	—	7,508
Other	383	(116)
Changes in current assets and liabilities:
Accounts receivable	(3,814)	23,044
Prepaid expenses and other assets	(536)	(1,622)
Accounts payable and accrued liabilities	31,092	(3,141)
Settlement of asset retirement obligations	(176)	(41)
Net cash provided by operating activities	15,652	26,531
Cash flows from investing activities:
Acquisition of oil and gas properties	(439)	(532)
Exploration and development of oil and gas properties	(3,425)	(34,872)
(Increase) decrease in restricted cash	118	(2,533)
(Additions) deletions to property and equipment - non oil and gas	(201)	47
Net cash used in investing activities	(3,947)	(37,890)
Cash flows from financing activities:
Proceeds from credit facility	—	209,000
Payment of employee tax withholdings in exchange for the return of common stock	(335)	(229)
Deferred financing costs	—	(154)
Net cash (used in) provided by financing activities	(335)	208,617
Net change in cash and cash equivalents	11,370	197,258
Cash and cash equivalents:
Beginning of period	80,565	21,341
End of period	$91,935	$218,599

Schedule 3: Condensed Balance Sheet
(in thousands, unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets	$127,513	$112,428
Total property and equipment, net	1,004,915	1,018,968
Other noncurrent assets	2,737	3,082
Total Assets	$1,135,165	$1,134,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	287,566	1,070,466
Liabilities subject to compromise	873,292	—
Other long-term liabilities	48,132	44,951
Total Liabilities	1,208,990	1,115,417

Stockholders’ Equity (Deficit)	(73,825)	19,061
Total Liabilities and Stockholders’ Equity	$1,135,165	$1,134,478

Schedule 4: Volumes and Realized Prices (Before and After the Effect of Commodity Hedges)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Wellhead Volumes and Prices

Crude Oil and Condensate Sales Volumes (Bbl/d)
Rocky Mountains	7,197	11,665
Mid-Continent	1,934	2,437
Total	9,131	14,102

Crude Oil and Condensate Realized Prices ($/Bbl)
Rocky Mountains	$47.80	$25.15
Mid-Continent	$51.55	$35.95
Composite	$48.59	$27.02

Natural Gas Liquids Sales Volumes (Bbl/d)
Rocky Mountains	3,290	3,416
Mid-Continent	490	720
Total	3,780	4,136

Natural Gas Liquids Realized Prices ($/Bbl)
Rocky Mountains	$15.72	$13.12
Mid-Continent	$25.65	$12.33
Composite	$17.01	$12.98

Natural Gas Sales Volumes (Mcf/d)
Rocky Mountains	21,435	28,638
Mid-Continent	6,433	7,853
Total	27,868	36,491

Natural Gas Realized Prices ($/Mcf)
Rocky Mountains	$2.57	$1.20
Mid-Continent	$3.24	$2.09
Composite	$2.73	$1.39

Crude Oil Equivalent Sales Volumes (Boe/d)
Rocky Mountains	14,060	19,854
Mid-Continent	3,496	4,466
Total	17,556	24,320

Crude Oil Equivalent Sales Prices ($/Boe)
Rocky Mountains	$32.07	$18.77
Mid-Continent	$38.07	$25.27
Composite	$33.26	$19.96

Total Sales Volumes (MBoe)	1,580,011	2,213,109

Schedule 5: Per unit operating margins
(unaudited)

	Three Months Ended March 31,
	2017	2016	Percent Change
Production
Oil (MBbl)	822	1,283	(36)%
Gas (MMcf)	2,508	3,321	(24)%
NGL (MBbl)	340	376	(10)%
Equivalent (MBoe)	1,580	2,213	(29)%

Realized pricing (before derivatives)
Oil ($/Bbl)	$48.59	$27.02	80%
Gas ($/Mcf)	$2.73	$1.39	96%
NGL ($/Bbl)	$17.01	$12.98	31%
Equivalent ($/Boe)	$33.26	$19.96	67%

Per Unit Costs ($/Boe)
Realized price (before derivatives)	$33.26	$19.96	67%
Lease operating expense	6.28	6.01	4%
Gas plant and midstream operating expense	1.71	1.71	—%
Severance and ad valorem	2.73	1.43	91%
Cash general and administrative	6.56	6.63	(1)%
Total cash operating costs	$17.28	$15.78	10%
Cash operating margin (before derivatives)	$15.98	$4.18	282%
Derivative cash settlements	—	3.39	(100)%
Cash operating margin (after derivatives)	$15.98	$7.57	111%

Non-cash items
Depreciation, depletion and amortization	$13.43	$11.92	13%
Non-cash general and administrative	$1.09	$1.36	(20)%

Schedule 6: Adjusted Net Loss
(in thousands, except per share amounts, unaudited)

Adjusted net loss is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines adjusted net loss as net loss after adjusting first for (1) the impact of certain non-cash items, including unrealized gains and losses on unsettled derivative instruments, impairment of oil and gas properties, other similar non-cash charges and one-time transactions and then (2) the non-cash and one time items’ impact on taxes based on a tax rate that approximates the Company's effective tax rate in each period. Adjusted net loss is not a measure of net income as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net loss to the non-GAAP financial measure of adjusted net loss.

	Three Months Ended March 31,
	2017	2016
Net loss	$(94,276)	$(47,237)
Adjustments to net loss:
Derivative loss	—	1,007
Derivative cash settlements	—	7,508
Impairment of oil and gas properties	—	10,000
Abandonment and impairment of unproved properties	—	6,906
Well abandonment costs and dry hole expense	2,701	232
Gain on termination fee	—	(6,000)
Stock-based compensation	1,725	3,004
Cash severance costs (1)	—	2,162
Pre-petition advisor fees (1)	683	—
Reorganization items, net	89,003	—
Total adjustments before taxes	94,112	24,819
Income tax effect	—	—
Total adjustments after taxes	$94,112	$24,819

Adjusted net loss	$(164)	$(22,418)
Adjusted net loss per diluted share	$—	$(0.46)

Diluted weighted-average common shares outstanding	49,452	49,131

(1) Included as a portion of general and administrative expense on the consolidated statement of operations.

Schedule 7: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net loss to the non-GAAP financial measure of Adjusted EBITDAX.

	Three Months Ended March 31,
	2017	2016
Net loss	$(94,276)	$(47,237)
Exploration	3,407	266
Depreciation, depletion and amortization	21,212	26,379
Impairment of oil and gas properties	—	10,000
Abandonment and impairment of unproved properties	—	6,906
Stock-based compensation	1,725	3,004
Cash severance costs (1)	—	2,162
Gain on termination fee	—	(6,000)
Interest expense	4,568	14,547
Derivative loss	—	1,007
Derivative cash settlements	—	7,508
Pre-petition advisory fees (1)	683	—
Reorganization items, net	89,003	—
Income tax benefit (expense)	—	—
Adjusted EBITDAX	$26,322	$18,542

(1) Included as a portion of general and administrative expense on the consolidated statement of operations.